Exhibit 99.1

May 15, 2006

Statement from Fannie Mae
Regarding Review and Release of OFHEO Report

Fannie Mae (FNM/NYSE) has been advised by OFHEO that the agency intends to release the final report of its special examination at 10:00 a.m. on Tuesday, May 23. OFHEO has requested that representatives of Fannie Mae review the draft report and we will comply with our regulator’s request. Fannie Mae will be prohibited by law from disclosing the contents of the report until its public release by OFHEO. As a result, we have temporarily suspended our public offering of Benchmark and medium-term debt securities until May 23rd.

Contact: Chuck Greener

(202) 752-2616